EXHIBIT 99.1

Willis Towers Watson Reports First Quarter Earnings

  Adjusted Revenues increased 13% over pro forma prior year first quarter (16% constant currency)
  Reported Revenues increased 11% over pro forma prior year first quarter
  Adjusted Diluted Earnings per Share were $3.41
  Diluted Earnings per Share were $1.75

LONDON and ARLINGTON, Va., May 06, 2016 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ:WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the first quarter of 2016, which ended March 31, 2016. On January 4, 2016, the merger of Willis Group Holdings (Willis) and Towers Watson & Co. (Towers Watson) was completed. In this release, the Company has presented consolidated financial results and legacy segment results for the quarter ended March 31, 2016 for Willis and Towers Watson.

Total Revenues were $2.2 billion for the quarter, an increase of 11% as compared to Willis and Towers Watson pro forma revenues of $2.0 billion for the same period in the prior year. Adjusted Revenues, which include $32 million of revenue not recognized due to purchase accounting rules, were $2.3 billion, or an increase of 13% (16% increase constant currency, 1% increase organic), as compared to Willis and Towers Watson pro forma revenues of $2.0 billion for the same period in the prior year.

Adjusted EBITDA for the first quarter of 2016 was $671 million, or 29.6% of adjusted revenues, versus pro forma Adjusted EBITDA of $579 million, or 28.8% of revenues, for the prior-year first quarter. The first quarter is a seasonally strong quarter due to the renewal periods for some lines of business.

Net income attributable to Willis Towers Watson for the first quarter of 2016 was $238 million, a decrease from pro forma net income attributable to Willis Towers Watson of $251 million for the prior-year first quarter. For the quarter, diluted earnings per share were $1.75, and adjusted diluted earnings per share were $3.41. Net income attributable to Willis Towers Watson and diluted earnings per share for the first quarter of 2016 include pre-tax $52 million of integration expenses, $50 million provision for the Stanford litigation and $25 million of restructuring costs. The adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 19%.

“I’m very pleased with how our colleagues have come together and laid the ground work for future success,” said John Haley, Willis Towers Watson’s chief executive officer. “It’s been gratifying to see the high level of engagement across all parts of the Company, with a strong focus on how best to serve our clients.  This gives me enormous confidence that we will make Willis Towers Watson a truly unique and successful organization through the value we bring to our clients, our colleagues and our shareholders.”

First Quarter Company Highlights

Legacy Segment Highlights

Willis International

For the quarter, the Willis International segment had commission and fees of $481 million, an increase of 68% (84% increase constant currency and 5% organic decline) from $287 million in the prior-year first quarter. The quarter’s reported growth was largely driven by the acquisition of Gras Savoye, which added $235 million of revenue in the quarter. The organic commissions and fees decline was driven by the cancellation adjustment relating to one large natural resources project, the timing of certain business, and a decline in the Asia market. This cancellation was not related to the economic environment of the energy sector, but was political in nature. These declines were partially offset by strong growth in Latin America. The Willis International segment had a reported operating margin of 30% in the first quarter of 2016.

Willis North America

For the quarter, the Willis North America segment had commissions and fees of $368 million, an increase of 3% (3% increase constant currency and 4% organic increase) from $356 million in the prior-year first quarter. The reported growth came from all major regions, particularly in the Northeast, driven primarily by the Construction, Financial Institutions and FINEX lines partially offset by the divestiture of several small books of business. The Human Capital Practice produced mid-single digit organic growth as compared to the first quarter of 2015. The Willis North America segment had a reported operating margin of 23% in the first quarter of 2016.

Willis Capital, Wholesale and Reinsurance

For the quarter, the Willis Capital, Wholesale and Reinsurance segment had commissions and fees of $331 million, an increase of 12% (14% increase constant currency and 3% organic decline) from $296 million in the prior-year first quarter. The segment’s double-digit reported growth was largely driven by recently-acquired Miller Insurance Services, which added $49 million of revenue in the quarter, while the organic decline was primarily related to the departure of a team of associates in the Fine Arts, Jewelry and Specie business as well as the timing of certain business. The Willis Capital, Wholesale and Reinsurance segment had a reported operating margin of 46% in the first quarter of 2016.

Willis GB

For the quarter, the Willis GB segment had revenues of $139 million, a decrease of 2% (flat constant currency and 2% organic decline) from $142 million in the prior-year first quarter. Organic growth across each business (Financial Lines, Transport and Property & Casualty) was more than offset by the same cancellation adjustment of a natural resources project, as noted in the Willis International segment. The Willis GB segment had a reported operating margin of 14% in the first quarter of 2016.

Towers Watson Benefits

For the quarter, the Towers Watson Benefits segment had revenues of $486 million, a decrease of 2% (1% increase constant currency) from pro forma $496 million in the prior-year first quarter. Retirement had a low-single digit constant currency revenue decline, primarily due to an increase in deferred revenues related to pension administration implementations and lower bulk lump sum work, as compared to the first quarter of 2015.  Health and Group Benefits had high-single digit constant currency revenue growth, due to increased product revenue. Technology and Administration Solutions had high-single digit constant currency revenue growth with growth across all regions due to new clients and higher project activity.  The Towers Watson Benefits segment had a Net Operating Income (“NOI”) margin of 36% in the first quarter of 2016.

Towers Watson Exchange Solutions

For the quarter, the Towers Watson Exchange Solutions segment had revenues of $152 million, an increase of 57% (57% increase constant currency) from pro forma $97 million in the prior-year first quarter. Retiree and Access Exchanges revenue increased by 47%, primarily as a result of the record 2016 annual enrollment season.  Exchange Other revenues increased by more than 70%, primarily due to Health and Welfare administration adding new clients.  The Towers Watson Exchange Solutions segment had an NOI margin of 30% in the first quarter of 2016.

Towers Watson Risk and Financial Services

For the quarter, the Towers Watson Risk and Financial Services segment had revenues of $144 million, a decrease of 8% (4% decrease constant currency) from pro forma $156 million in the prior-year first quarter. Risk Consulting and Software had a constant currency revenue decline of mid-single digits, primarily due to softness in the consulting pipeline in the Americas and EMEA.  Investment constant currency revenues decreased by low-single digits, compared to low-single digits growth in the first quarter of 2015.  The Towers Watson Risk and Financial Services segment had an NOI margin of 23% in the first quarter of 2016.

Towers Watson Talent and Rewards

For the quarter, the Towers Watson Talent and Rewards segment had revenues of $124 million, a decrease of 11% (9% decrease constant currency) from pro forma $140 million in the prior-year first quarter. The Human Resource Service Delivery business, which was sold in the third quarter of 2015 is included in the prior-year first quarter results. Constant currency revenue growth was 15% in the first quarter of 2015. Executive Compensation constant currency revenues decreased by 1%, reflecting a strong comparable of 11% growth last year. Rewards, Talent and Communication had a constant currency revenue decline in the high-single digits, reflecting a strong growth rate of 23% last year.  The Towers Watson Talent and Rewards segment had an NOI margin of 10% in the first quarter of 2016. The first half of the calendar year typically has lower margins due to the seasonality of the business.

Reconciliation of Segment Operating Income to Income from Continuing Operations before Income Taxes and Interest in Earnings of Associates

For the first quarter of 2016, the Company recorded expenses that are excluded from our segment operating income. The following table represents the difference.

(In Millions of U.S. Dollars)	Three Months Ended March 31,
	2016	2015
Segment Operating Income	$667	$322
Differences in allocation methods	13	(15)
Restructuring costs(i)	(5)	(11)
Share-based compensation	(15)	—
Fair value adjustment for deferred revenue	(32)	—
Integration expenses(iv)	(44)	—
Provision for the Stanford litigation	(50)	—
Discretionary compensation(ii)	(84)	—
Payroll tax on discretionary compensation(ii)	(6)	—
Amortization(i)(iii)	(126)	—
Other, net	8	(3)
Income from operations	326	293
Interest expense	(46)	(33)
Other expense, net	(18)	(6)
Income from Continuing Operations before Income Taxes and Interest in Earnings of Associates	$262	$254

(i) Amortization and restructuring costs included in the Legacy Willis segments

	Amortization as of March 31,		Restructuring Costs as of March 31,
	2016	2015	2016	2015
Willis International	$18	$5	$8	$3
Willis North America	8	8	8	7
Willis CWR	8	-	1	6
Willis GB	1	1	3	4
Total	$35	$14	$20	$20

(ii) Legacy Towers Watson

(iii) Amortization of $126 million represents purchase accounting for the Towers Watson assets acquired as a result of the merger

(iv) Integration expenses of $8 million are included in the legacy Willis International segment for the period ended March 31, 2016

Outlook for 2016

For 2016, the Company continues to expect low-double digit constant currency revenue growth and adjusted diluted earnings per share in the range of $7.70 to $7.95. Further detail is available in the slide presentation that may be accessed through the investor relations section of the Company website at www.willistowerswatson.com.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the first quarter of 2016. It will be held on Friday, May 6, 2016, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available through May 9, 2016 at 404-537-3406, conference ID 95282409.

About Willis Towers Watson

Willis Towers Watson (NASDAQ:WLTW ) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 39,000 employees in more than 120 territories. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, Willis Towers Watson presents the following non-GAAP measures: (1) Adjusted Revenue, (2) Constant Currency Change, (3) Organic Change, (4) Adjusted Operating Income, (5) Adjusted EBITDA, (6) Adjusted Net Income, (7) Adjusted Diluted Earnings Per Share, (8) Adjusted Income before taxes, (9) Adjusted Income Taxes/Rate and (10) Free Cash Flow. Willis Towers Watson believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in their industry to provide a baseline for evaluating and comparing operating results.

These measures are different than those reported in our Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 29, 2016; and from those reported in our 8-K filed with the SEC on March 10, 2016. Historical non-GAAP measures have been recalculated using Management’s new metrics for the three months ended March 31, 2015 and are not necessarily the same figures reported in our previous filings.

Willis Towers Watson evaluates revenue on an as reported, adjusted, constant currency and organic basis. Willis Towers Watson believes providing constant currency and organic information provides valuable supplemental information regarding results, consistent with how Willis Towers Watson evaluates its performance internally.

Willis Towers Watson considers Adjusted Revenues, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income before taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial results against competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s operating results would have been had Willis Towers Watson not incurred acquisition-related and non-recurring expenses. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Adjusted Revenues – Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.
Constant Currency Change - represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the adjusted prior year revenues to the current year as reported revenues for the same period.
Organic Change - excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the impact of acquisitions and divestitures.
Adjusted Operating Income – Income from operations adjusted for amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and other non-recurring items.
Adjusted EBITDA - Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, integration expenses, the fair value adjustment for deferred revenue and other non-recurring items.
Adjusted Net Income - Net Income attributable to Willis Towers Watson adjusted for tax effected items of amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and other non-recurring items. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.
Adjusted Diluted Earnings Per Share - Adjusted Net Income divided by the weighted average shares of common stock, diluted.
Adjusted Income before taxes – Income from Operations before income taxes and interest in earnings of associates adjusted for amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and other non-recurring items. Adjusted income before taxes is used solely for the purpose of calculating the adjusted tax rate.
Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, integration expenses and the fair value adjustment of deferred revenue and for restructuring costs and other non-recurring items. Adjusted income taxes is used solely for the purpose of calculating the adjusted tax rate.
Free Cash Flow- Cash Flows from Operating Activities less cash used to purchase fixed assets and software for internal use.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within Willis Towers Watson’s financial statements.

Reconciliations of these measures are included in the accompanying tables and supplemental slides to today’s press release.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this press release, including the following: changes in general economic, business and political conditions, including changes in the financial markets; consolidation in or conditions affecting the industries in which the company operates; any changes in the regulatory environment in which the company operates; the ability to successfully manage ongoing organizational changes; the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the merger on relationships, including with employees, suppliers, clients and competitors; significant competition that the company faces and the potential for loss of market share and/or profitability; compliance with extensive government regulation; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement will not be finalized or approved, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation matters, including without limitation the Stanford litigation; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; doing business internationally, including the impact of exchange rates; the federal income tax consequences of the merger and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the ability of the company to retain and hire key personnel; a decline in defined benefit pension plans; various claims, government inquiries or investigations or the potential for regulatory action; failure to protect client data or breaches of information systems; reputational damage; disasters or business continuity problems; clients choosing to reduce or terminate the services provided by the company; fluctuation in revenues against the company’s relatively fixed expenses; management of client engagements; technological change; the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others; increases in the price, or difficulty of obtaining, insurance; fluctuations in the company’s pension liabilities; loss of, failure to maintain, or dependence on certain, relationships with insurance carriers; changes and developments in the United States healthcare system; the availability of tax-advantaged consumer-directed benefits to employers and employees; reliance on third party services; the company's holding company structure; changes in accounting estimates and assumptions; and changes in the market price of the company's shares. These factors also include those described under “Risk Factors” in the company’s most recent 10-K and 10-Q filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

WILLIS TOWERS WATSON
Supplemental Segment Information
(In Millions of U.S. Dollars)
(Unaudited)

The pro forma financial information does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Willis Towers Watson would have been had the Merger occurred on January 1, 2015, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. Prior year legacy Towers Watson segment results represent pro forma Willis Towers Watson.

LEGACY SEGMENT REVENUE

Legacy Willis Commissions and Fees and Legacy Towers Watson Total Revenues
	Three Months			Components of Change
	Ended March 31,		As Reported/	Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Pro Forma Change	Impact	Change	Divestitures	Change
Willis International	$481	$287	68%	(16)%	84%	89%	(5)%
Willis North America	368	356	3%	-%	3%	(1)%	4%
Willis Capital, Wholesale and Reinsurance	331	296	12%	(2)%	14%	17%	(3)%
Willis GB	139	142	(2)%	(2)%	-%	2%	(2)%
Towers Watson Benefits	486	496	(2)%	(3)%	1%	-%	1%
Towers Watson Exchange Solutions	152	97	57%	-%	57%	9%	48%
Towers Watson Risk and Financial Services	144	156	(8)%	(4)%	(4)%	1%	(5)%
Towers Watson Talent and Rewards	124	140	(11)%	(2)%	(9)%	(3)%	(6)%
Willis Towers Watson Segment Revenues	$2,225	$1,970

Reconciliation of Total Segment Revenues to Consolidated Revenues

	Three Months Ended March 31,
	2016	2015
		Pro Forma
Total Segment Revenues	$2,225	$1,970
Fair value adjustment for deferred revenue	(32)	-
Reimbursable Expenses and Other	41	42
Consolidated Revenues	$2,234	$2,012

The components of the change in revenue generated for the three months ended March 31, 2016 and pro forma revenue for the three months ended March 31, 2015 are as follows:

				Components of Revenue Change
	Three Months ended March 31,		Pro Forma	Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Revenue	$2,234	$2,012	11%	(3)%	14%	15%	(1)%
Fair value adjustment for deferred revenue	32	-
Adjusted Revenue	$2,266	$2,012	13%	(3)%	16%	15%	1%

LEGACY SEGMENT OPERATING INCOME(i)
	Three Months ended March 31,
	2016	2015
Willis International	$147	$70
Willis North America	83	78
Willis Capital, Wholesale and Reinsurance	152	153
Willis GB	20	21
Towers Watson Benefits	173	191
Towers Watson Exchange Solutions	45	21
Towers Watson Risk and Financial Services	34	49
Towers Watson Talent and Rewards	13	28
Operating Income	$667	$611

(i)The legacy Willis segment operating income includes amortization, incentives, and some of the integration and restructuring costs. The legacy Towers Watson segment operating income excludes amortization, integration expenses and discretionary compensation.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In Millions of U.S. Dollars, Except Per Share Data)
(Unaudited)

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE
	Three Months Ended March 31,
	2016		2015

Net Income attributable to Willis Towers Watson	$238		$210
Adjusted for certain items(i):
Amortization	109		11
Restructuring costs	19		22
Integration expenses	42		-
Provision for the Stanford litigation	31		-
Fair value adjustment for deferred revenue	26		-
Gain on disposal of operations	(1)		(2)
Adjusted Net Income	$464		$241

Weighted average shares of common stock, diluted(ii)	136		69

Diluted Earnings Per Share	$1.75		$3.04
Adjusted for certain items(i):
Amortization	0.80		0.16
Restructuring costs	0.14		0.32
Integration expenses	0.31		-
Provision for the Stanford litigation	0.23		-
Fair value adjustment for deferred revenue	0.19		-
Gain on disposal of operations	(0.01)		(0.03)
Adjusted Diluted Earnings Per Share	$3.41		$3.49

(i)The adjustments to net income and diluted earnings per share of certain items are net of tax.
(ii)Shares of common stock and diluted earnings per share for the three months ended March 31, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.

RECONCILIATION OF TOTAL REVENUES TO ADJUSTED REVENUES
					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months Ended March 31,				Three Months Ended March 31,
	2016		2015		2015	2015

Total Revenues	2,234		1,087		925	2,012
Fair value adjustment for deferred revenue	32		-		-	-
Adjusted Revenues	$2,266		$1,087		$925	$2,012

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months Ended March 31,				Three Months Ended March 31,
	2016		2015		2015	2015

Net Income	$245		$214		$41	$255
Provision for Income Taxes	18		56		25	81
Interest expense	46		33		5	38
Depreciation	43		22		16	38
Amortization	161		14		126	140
Restructuring costs	25		31		-	31
Integration expenses	52		-		-	-
Provision for the Stanford litigation	50		-		-	-
Fair value adjustment for deferred revenue	32		-		-	-
Gain on disposal of operations	(1)		(4)		-	(4)
Adjusted EBITDA and Adjusted EBITDA Margin	$671	29.6%	$366	33.7%	$213	$579	28.8%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME
					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months Ended March 31,				Three Months Ended March 31,
	2016		2015		2015	2015

Income from operations	$326		$293		$76	$369
Adjusted for certain items:
Amortization	161		14		126	140
Restructuring costs	25		31		-	31
Integration expenses	52		-		-	-
Provision for the Stanford litigation	50		-		-	-
Fair value adjustment for deferred revenue	32		-		-	-
Adjusted operating income	$646	28.5%	$338	31.1%	$202	$540	26.8%

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Three Months Ended March 31,
	2016
Income from continuing operations before income taxes and interest in earnings of associates	$262

Adjusted for certain items:
Amortization	161
Restructuring costs	25
Integration expenses	52
Provision for the Stanford litigation	50
Fair value adjustment for deferred revenue	32
Gain on disposal of operations	(1)
Adjusted income before taxes	$581

Provision for income taxes	$18
Tax effect on certain items listed above	94
Adjusted income taxes	$112

GAAP tax rate	7%
Adjusted tax rate	19%

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Operations
(In Millions of U.S. Dollars, Except Per Share Data)

	(Unaudited)		Pro Forma (Unaudited)
			Towers Watson(ii)	Willis Towers Watson
	Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2015	2015

Revenues
Commissions, fees and consulting revenue	$2,219	$1,081	$924	$2,005
Interest and other income	15	6	1	7
Total Revenues	2,234	1,087	925	2,012

Costs of providing services:
Salaries and benefits	1,196	567	537	1,104
Other operating expenses	431	160	170	330
Depreciation	43	22	16	38
Amortization	161	14	126	140
Restructuring costs	25	31	-	31
Integration expenses	52	-	-	-
Total costs of providing services	1,908	794	849	1,643

Income from operations	326	293	76	369

Interest expense	46	33	5	38
Other expense, net	18	6	5	11

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	262	254	66	320

Provision for income taxes	18	56	25	81

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	244	198	41	239

Interest in earnings of associates, net of tax	1	16	-	16

NET INCOME	245	214	41	255

Income attributable to non-controlling interests	(7)	(4)	-	(4)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$238	$210	$41	$251

Earnings per share:
Basic earnings per share	$1.76	$3.09		$1.83
Diluted earnings per share	$1.75	$3.04		$1.82

Cash dividends declared per share	$0.48	$ 0.82(i)

Weighted average shares of common stock, basic	135	68(i)		137
Weighted average shares of common stock, diluted	136	69(i)		138

(i)Basic and diluted earnings per share, and cash dividends declared per share, for the three months ended March 31, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.
(ii)Includes historical Towers Watson and proforma adjustments.
Additional proforma details can be found in the supplemental slides to today's Press Release.

WILLIS TOWERS WATSON
Condensed Consolidated Balance Sheets
(In Millions of U.S. Dollars, Except Share Data)
(Unaudited)
	March 31,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$954	$532
Fiduciary assets	12,031	10,458
Accounts receivable, net	2,268	1,258
Prepaid and other current assets	326	255
Total current assets	15,579	12,503

Fixed assets, net	790	563
Goodwill	10,477	3,737
Other intangible assets, net	5,086	1,115
Pension benefits assets	749	623
Other non-current assets	348	298
Total non-current assets	17,450	6,336
TOTAL ASSETS	$33,029	$18,839

LIABILITIES AND SHAREHOLDERS' EQUITY
Fiduciary liabilities	$12,031	$10,458
Deferred revenue and accrued expenses	1,109	752
Short-term debt and current portion of long-term debt	1,144	988
Other current liabilities	972	603
Total current liabilities	15,256	12,801

Long-term debt	2,767	2,278
Liability for pension benefits	1,210	279
Deferred tax liabilities	1,234	240
Provision for liabilities	600	295
Other non-current liabilities	605	533
Total non-current liabilities	6,416	3,625
TOTAL LIABILITIES	21,672	16,426

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	53	53

EQUITY

Ordinary shares, $0.000304635 nominal value; Authorized: 1,510,003,775;
Issued 138,398,396 shares in 2016 and 68,624,892 in 2015	-	-
Ordinary shares, €1 nominal value; Authorized: 40,000;	-	-
Issued 40,000 shares in 2016 and 2015
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000;
Issued 0 shares in 2016 and 2015	-	-
Additional paid-in capital	10,436	1,672
Retained earnings	1,771	1,597
Accumulated other comprehensive loss, net of tax	(1,053)	(1,037)
Treasury shares, at cost, 17,519 shares in 2016 and 2015, and 40,000 shares,
€1 nominal value, in 2016 and 2015	(3)	(3)
Total Willis Towers Watson shareholders' equity	11,151	2,229
Noncontrolling interests	153	131
Total Equity	11,304	2,360

TOTAL LIABILITIES AND EQUITY	$33,029	$18,839

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Cash Flows
(In Millions of U.S. Dollars)
(Unaudited)
	Three Months Ended March 31,
	2016	2015

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
NET INCOME	$245	$214
Adjustments to reconcile net income to total net cash from (used in) operating activities:
Depreciation expense	43	22
Amortization of intangible assets	161	14
Net periodic benefit of defined benefit pension plans	(23)	(13)
Provision for doubtful accounts	13	—
Provision for deferred income taxes	(70)	12
Share-based compensation	35	18
Effect of exchange rate changes on net income	5	41
Other, net	—	(22)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	(161)	(152)
Fiduciary assets	(1,379)	(749)
Fiduciary liabilities	1,379	749
Other assets	(118)	(48)
Other liabilities	(81)	(149)
Movement on provisions	69	(1)
Net cash from (used in) operating activities	118	(64)

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(48)	(17)
Capitalized software costs	(18)	—
Acquisitions of operations, net of cash acquired	469	(8)
Redemptions of held-to-maturity investments	11	—
Sales and redemptions of available for sale securities	9	—
Other, net	(6)	17
Net cash from (used in) investing activities	417	(8)

CASH FLOWS USED IN FINANCING ACTIVITIES
Net payments on revolving credit facility	(338)	—
Senior notes issued	997	—
Proceeds from issue of other debt	400	—
Debt issuance costs	—	(1)
Repayments of debt	(1,181)	(4)
Repurchase of shares	—	(15)
Proceeds from issuance of shares and excess tax benefit	11	38
Dividends paid	—	(54)
Acquisitions of and dividends paid to noncontrolling interests	(4)	(3)
Net cash used in financing activities	(115)	(39)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	420	(111)
Effect of exchange rate changes on cash and cash equivalents	2	(21)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	532	635
CASH AND CASH EQUIVALENTS, END OF PERIOD	$954	$503

Contact

INVESTORS
Aida Sukys | +1 703 258 8033 | aida.sukys@willistowerswatson.com